Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

[DATE] – [One Week] After Offer Commences

We have just completed [week one] of the Digirad Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 9:00 p.m., Pacific Time, on July 9, 2009, unless we extend the offer period.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before 9:00 p.m., Pacific Time, on July 9, 2009 (unless we extend the offer period), by:

Catherine Fullaway

Digirad Corporation

Fax: (866) 973-8503

E-mail: Catherine.Fullaway@Digirad.com

Only responses that are complete, signed and actually received by Catherine Fullaway at Digirad by the deadline will be accepted. Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Catherine Fullaway

Digirad Corporation

13950 Stowe Drive

Poway, CA 92064-8803

Phone: (858) 726-1424

E-mail: Catherine.Fullaway@Digirad.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Richard Slansky, our Chief Financial Officer, dated June 11, 2009; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

[DATE BEGINNING FINAL WEEK OF OFFER PERIOD] – Final Week

We are entering the final week of the Digirad Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”). After today, there are [seven (7) days] left to make your election. The offer to exchange your eligible options will expire at 9:00 p.m., Pacific Time, on July 9, 2009, unless we extend the offer period.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before 9:00 p.m., Pacific Time, on July 9, 2009 (unless we extend the offer period), by:

Catherine Fullaway

Digirad Corporation

Fax: (866) 973-8503

E-mail: Catherine.Fullaway@Digirad.com

Only responses that are complete, signed and actually received by Catherine Fullaway at Digirad by the deadline will be accepted. Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Catherine Fullaway

Digirad Corporation

13950 Stowe Drive

Poway, CA 92064-8803

Phone: (858) 726-1424

E-mail: Catherine.Fullaway@Digirad.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Richard Slansky, our Chief Financial Officer, dated June 11, 2009; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

July 9, 2009 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Digirad Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 9:00 p.m., Pacific Time, on July 9, 2009.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before 9:00 p.m., Pacific Time, on July 9, 2009, by:

Catherine Fullaway

Digirad Corporation

Fax: (866) 973-8503

E-mail: Catherine.Fullaway@Digirad.com

Only responses that are complete, signed and actually received by Catherine Fullaway at Digirad by the deadline will be accepted. Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Catherine Fullaway

Digirad Corporation

13950 Stowe Drive

Poway, CA 92064-8803

Phone: (858) 726-1424

E-mail: Catherine.Fullaway@Digirad.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Richard Slansky, our Chief Financial Officer, dated June 11, 2009; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.